EXHIBIT 2
                                                                       ---------
                                     FORM OF
                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------


     This Pledge and Security Agreement ("AGREEMENT") is made and entered into effective this _____ day of __________, ____, by John Gibbs, an individual ("PLEDGOR") in favor of ______________________, ("SECURED PARTY").


                                    RECITALS
                                    --------

     A. Secured Party and Gibbs Holdings, LLC, an Oklahoma limited liability company ("Debtor"), entered into that certain Stock Purchase Agreement dated effective March 24, 2005 pursuant to which Secured Party agreed to sell a total of ________ shares of common stock of Redwood Microcap Fund, Inc. ("COMPANY") to Debtor for a purchase price of $1.60 per share payable $________ in cash and $________ by promissory note(s) ("NOTE");

     B. Pledgor is the sole member of Debtor and will derive substantial benefit from the Stock Purchase Agreement; and

     C. Debtor and Secured Party have agreed that as security and collateral for the Note, Pledgor shall assign and pledge all of his right, title, and interest to those certain convertible notes dated March __, 2005 in the amounts of $_________ and $________, respectively, issued by Company in favor of Pledgor ("CONVERTIBLE NOTE").

     NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. PLEDGE AND SECURITY INTEREST. As security and collateral for the obligation of Debtor under the Note (the "OBLIGATION"), together with any and all costs and expenses paid or incurred by Secured Party in the collection of the Obligation and in enforcing and administering this Agreement and Secured Party's rights hereunder (the "EXPENSES"), Pledgor hereby pledges unto Secured Party the Convertible Note on the terms and conditions set forth therein (the Convertible Note and any securities of the Company received in exchange or upon conversion of the Convertible Note may sometimes be referred to as the "COLLATERAL").

     TO HAVE AND TO HOLD the Collateral together with all rights, titles, interests, powers, privileges and preferences appertaining or incidental thereto, unto Secured Party, its successors and assigns, forever as security for the Obligation and the Expenses, subject, however, to the terms, covenants and conditions hereinafter set forth.

     2. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          2.1 Ownership. The Pledgor owns the Collateral of record and beneficially free and clear of any liens, charges or encumbrances thereon or affecting the title thereto, respectively.

          2.2 Defense of Interest. Pledgor has good right and lawful authority to pledge the Collateral as provided herein and warrant and will preserve and defend all right, title and interest in and to the Collateral delivered to Secured Party hereunder against the claims of all persons and will maintain and preserve the lien hereof as long as this Agreement shall remain in full force and effect.

     3. APPOINTMENT OF AGENTS; REGISTRATION IN NOMINEE NAME. Secured Party shall have the right to appoint one or more agents for the purpose of retaining physical possession of the instruments representing or evidencing the Collateral, which may be held in the name of Pledgor, endorsed or assigned in blank or in favor of Secured Party or an agent appointed by Secured Party. In addition to all other rights possessed by Secured Party, Secured Party may from time to time after the occurrence of an Event of Default (as hereinafter defined), or an event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, take any or all of the following actions: (a) transfer all or any part of the Collateral into the name of Secured Party or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (b) take control of any proceeds of any of the Collateral; and (c) exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this Agreement. Provided, however, that prior to taking any of the foregoing actions the Secured Party shall provide written notice to Pledgor identifying the Event of Default and allow Pledgor fifteen (15) days to correct such default.

     4. RIGHTS, INTEREST, DIVIDENDS, CONVERSION, ETC.

          4.1 Pledgor's Rights Prior to Event of Default. So long as there has not occurred an Event of Default or an event which with the giving of notice of the lapse of time, or both, would be such an Event of Default, Pledgor shall be entitled to exercise any and all rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, including any rights to enforce payment of the Note, to convert the Note and to vote any shares of stock issued upon conversion of the Note.

          4.2 Pledgor's Right to Interest Prior to Event of Default. So long as there has not occurred an Event of Default or an event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, Pledgor shall receive and be entitled to retain any and all interest, cash dividends and distributions, if any, paid on the Collateral. Any and all stock received upon conversion of the Note, stock and/or liquidating dividends, distributions in property, redemptions or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer or Pledgor may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Collateral (either at maturity, upon call for redemption or otherwise), shall become part of the Collateral and, if received by Pledgor, shall be held in trust for the benefit of Secured Party and shall forthwith be delivered to Secured Party or its designated agent (accompanied by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Secured Party's instructions) to be held subject to the terms of this Agreement.

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          4.3 Secured Party's Rights in an Event of Default. Upon the occurrence of an Event of Default or an event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, at the option of Secured Party, (i) all rights of Pledgor to exercise the rights and powers which he is entitled to exercise pursuant to Section 4.1 shall cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole and exclusive right and authority to exercise such rights and powers, and (ii) Secured Party shall receive and be entitled to retain any and all interest, cash dividends and distributions, if any, paid in respect of the Collateral. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of Section 4.2 above shall be retained by Secured Party as part of the Collateral and be applied in accordance with the provisions hereof. Provided, however, that Secured Party must provide written notice to Pledgor identifying the Event of Default and allow Pledgor fifteen (15) days to correct such default.

     5. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Oklahoma, Secured Party may, apply the cash (if any) then held by it pursuant to
Section 4 hereof in the order and manner specified in Section 7 hereof. If there shall be so such cash or the cash so applied shall be insufficient to pay all Obligations and Expenses in full, Secured Party may thereupon sell the Collateral, or any part thereof, in accordance with Section 6 hereof and shall apply the proceeds of such sale in the order and manner specified in Section 7 hereof.

     6. SALE OF COLLATERAL.

          6.1 Secured Party's Right to Sell Collateral. Sale of Collateral may be made at any public sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale (to the extent it deems it advisable to do so, in its sole discretion) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which they may now have or may at any time in the future have under any rule or statute now existing or hereafter enacted. Secured Party shall give Debtor and Pledgor at least fifteen (15) days' written notice of Secured Party's intention to make any such public sale or sale at any broker's board or on any such securities exchange. Such notice, in case of public sale, shall state the time and place fixed for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Secured Party may (in its sole discretion) determine, and Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the whole or any part of the Collateral. Secured Party shall not be obligated to make any sale of Collateral if it shall determine

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

not to do so, regardless of the fact the notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

     6.2 Secured Party's Right to Restrict Sale. Debtor and Pledgor understand that the Collateral has not been registered under the Securities Act of 1933, as amended, or any applicable state securities acts in reliance on exemptions from registration provided by such acts. The parties further understand that the Collateral may not be sold or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities acts or an opinion of counsel acceptable to the parties that such registration is not required. Debtor and Pledgor agree that in any sale of the Collateral, Secured Party is hereby authorized to comply with any such limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or, in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Debtor and Pledgor further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable or accountable to Debtor and/or Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7. APPLICATION OF PROCEEDS OF COLLATERAL SALE. Secured Party shall apply all cash held by it pursuant to Section 4 hereof and the proceeds of sale of Collateral as follows:

          First. First: to the payment of the Expenses;

          Second. Second: to the payment of the Obligation as Secured Party in its sole discretion may determine; and

          Third. Third: the balance, if any, of such proceeds shall be paid to Pledgor or their assigns, or as a court of competent jurisdiction may direct.

     8. AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Secured Party to serve as his attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or

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

advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall, to the extent permitted under Section 4 hereof, have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

     9. MISCELLANEOUS.

          9.1 No Waiver. No failure on the part of Secured Party to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law. Secured Party may extend or renew the Obligation, and grant releases, compromises or indulgences with respect to the Obligation or any extension or renewal thereof or any security therefor or to any obligor hereunder or thereunder, and no such action shall impair Secured Party's rights hereunder.

          9.2 Termination. This Agreement shall terminate when the Obligation is paid in full, at which time Secured Party shall reassign and redeliver (or cause to be so reassigned and redelivered) to Pledgor, without recourse or warranty and at the expense of Pledgor against receipt, the Collateral which is still held by Secured Party hereunder together with appropriate instruments of reassignment and release.

          9.3 Addresses for Notices, etc. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or sent via facsimile transmission or delivered to the applicable party at the addresses indicated below:

                    If to Debtor:

                           Gibbs Holdings, LLC
                           Attn:  John Gibbs, Manager
                           807 Wood n Creek
                           Ardmore, Oklahoma 73401

                    If to Pledgor:

                           John Gibbs
                           807 Wood n Creek
                           Ardmore, Oklahoma 73401

                    If to Secured Party:

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                           ----------------

                           ----------------

                           ----------------

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or, as to any party, to such other address as such party shall specify by a notice in writing to the other parties. Notice will be deemed effective upon actual receipt.

          9.4 Further Assurances. Pledgor agree to do such further reasonable acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Secured Party may at any time request in connection with the administration or enforcement of this Agreement (including, without limitation, to aid Secured Party in the sale of all or any part of the Collateral) or related to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party their rights, powers and remedies hereunder. Pledgor hereby consents and agree that the issuer of the Collateral, or any registrar or transfer agent for any of the Collateral, shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to Section 6 hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to such issuer or to any such registrar or transfer agent.

          9.5 Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, except that Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Secured Party as Collateral under this Agreement.

          9.6 Governing Law; Amendments. This Agreement shall be governed by the laws of the State of Oklahoma. No provision of this Agreement may be amended, waived or modified, nor may any of the Collateral be released, unless specifically provided for herein, except in writing signed by Secured Party.

          9.7 Headings. Paragraph headings used herein are for convenience only and shall not affect the construction of this Agreement.

     10. DEFINITIONS. "Event of Default" shall include but not be limited to the following:

          10.1 Performance Default. Default by the Pledgor in the due observance or performance of any covenant or agreement contained herein or breach by the Pledgor of any representation or warranty herein contained; and

          10.2 Other Default. The occurrence of any default, breach or violation under the provisions of any instrument representing the Obligation of the Debtor or any other instrument, document or agreement securing any of the Obligations.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written notwithstanding the actual execution date.

"DEBTOR"                             GIBBS HOLDINGS, LLC

                                     By:
                                         ----------------------------
                                         John Gibbs, Manager

"PLEDGOR"


                                     --------------------------------
                                     John Gibbs, An Individual

"SECURED PARTY"


                                     --------------------------------















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